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TEXAS INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

DENNIS A. JOHNSON

MARJORIE L. BOWEN

GARY L. PECHOTA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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1 Shamrock Capital Advisors, Inc. The Case for Change at Texas Industries, Inc. (NYSE: TXI)

Shamrock Activist Value Fund, L.P. is:
• Nominating three candidates for election to the nine-member Texas
Industries board of directors
• Proposing three corporate governance shareholder proposals
We believe Texas Industries is substantially undervalued due to:
• Operational underperformance
• A history of over-promising and under-delivering
• Inadequate management accountability
• Poor shareholder communication
• Poor governance policies and practices

Purpose
Our nominees will seek to improve management accountability and implement appropriate corporate governance practices to improve operational performance and restore shareholder value

3
We believe TXI is undervalued because:
TXI has a history of underperformance
•
TXI operating margins and return on invested capital (ROIC) consistently lag peers
•
TXI stock has underperformed its peers over a 1-year, 3-year, 5-year and 10-year period
Poor shareholder communication
•
A pattern of over-promising and under-delivering and a lack of transparent shareholder communication in our view has reduced management credibility and may be a factor in TXI trading at a discount to its peers
Board and management interests are not sufficiently aligned with TXI’s shareholders
•
The board has unilaterally implemented three successive ten-year “poison pills” without communicating the need for a “poison pill” or seeking shareholder approval
•
The Company’s board nominees received very high “withhold” votes in the 2007 and 2008 director elections, which we believe is evidence of widespread stockholder discontent
•
We believe TXI’s compensation policies are flawed

4
Make operational improvements
•
Goal is to improve returns on invested capital (ROIC) and operating margins
Promote appropriate management oversight and accountability
•
Goal is to promote management accountability and appropriately link pay to performance
Review strategic alternatives
•
Our nominees will encourage the board to:
Perform a comprehensive strategic review
Carefully consider all capital allocation decisions
Promote corporate governance improvements
•
Annual elections for all directors
•
Majority voting standard in uncontested director elections
•
Require shareholder approval of any “poison pill”
•
Eliminate all supermajority shareholder voting provisions from certificate of incorporation and bylaws
•
Provide shareholders the right to call special meetings and act by written consent
•
Annual shareholder advisory vote on compensation

Shamrock’s nominees will seek to:

Southeastern Asset Management and Nassef Sawiris
support our nominees and proposals
•
TXI shareholders representing 24.2% of the TXI outstanding shares have publicly announced they will vote “FOR” our nominees and governance proposals
Southeastern Asset Management, Inc., 9.3% shareholder, announced support on September 1
Nassef Sawiris, 14.9% shareholder, announced support on September 17
•
In his letter publicly expressing support, Nassef Sawiris stated “the SAVF director nominees and their three resolutions will be a catalyst for improving performance and governance at TXI and most importantly for increasing shareholder value”

6 TXI’s Record of Poor Performance 6

7 7
(1)
6/29/09 was the date SAVF announced its intent to nominate three candidates to the TXI Board of Directors.
(2)
TSR is total shareholder returns, cumulative and dividend adjusted, for periods ending 6/29/09.
(3)
TXI returns assume that Chaparral Steel spin-off shares were sold after the spin-off for $18.40 per share and the proceeds were reinvested in TXI stock.
(4)
Peer group (VMC, MLM, EXP) was used by TXI Compensation Committee in determining director compensation as per 2008 TXI proxy statement.  Peer group returns calculated as market capitalization weighted index.
Source: Capital IQ as of 6/29/09.
TXI’s stock has underperformed its peers over multiple
periods
(43%)
(39%)
6%
23%
(21%)
(30%)
29%
31%
(50%)
(40%)
(30%)
(20%)
(10%)
0%
10%
20%
30%
40%
1-YR TSR 3-YR TSR 5-YR TSR 10-YR TSR
TXI Peer Group
TXI Historical Stock Performance Summary as of 6/29/09
(2)
(3) (4)
(1)

8 8
(1)
Source:  Capital IQ as of 6/29/09, the date SAVF announced its intent to nominate three candidates to the TXI
Board of Directors.
(2)
VMC had negative EPS and tangible book value as of 6/29/09.
(3)
VMC 5-year average P/TBV was not meaningful (18.7x) as of 6/29/09.
TXI stock has historically traded at the lowest multiples in its peer group
Price / EPS Price / Tangible Book Value
TXI stock traded at a discount to its peers as of 6/29/09
(1)
0.0x 5.0x 10.0x 15.0x 20.0x 25.0x
Martin Marietta
0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x
Vulcan Materials
Texas Industries
Eagle Materials
Martin Marietta
Materials
Vulcan Materials
Texas Industries
Eagle Materials
Martin Marietta
Materials
ROIC
2.0%
4.0%
4.6%
10.5%
15.3%
9.7%
2.9%
8.1%
Eagle Materials
Texas Industries
Vulcan Materials
Materials
Vulcan Materials
Texas Industries
Martin Marietta
Materials
Eagle Materials
ROIC
2.0%
8.1%
4.6%
10.5%
15.3%
9.7%
2.9%
4.0%
NM
NM
NM

LTM EBIT Margins
9 9
TXI margins have been among the lowest in its industry
Source: Capital IQ for the quarter ended 8/31/09.
We believe TXI’s low relative margins illustrate the need for better board oversight and management accountability
5-Year Average EBIT Margins
0% 5% 10% 15% 20%
Mitsubishi Materials
Texas Industries
CRH
Vulcan Materials
Italcementi
Eagle Materials
Cementos Portland Valderrivas
CEMEX
HeidelbergCement
Holcim
Martin Marietta Materials
Titan Cement
Buzzi Unicem
Lafarge
0% 5% 10% 15% 20% 25%
Mitsubishi Materials
Texas Industries
CRH
HeidelbergCement
CEMEX
Italcementi
Vulcan Materials
Martin Marietta Materials
Lafarge
Holcim
Buzzi Unicem
Cementos Portland Valderrivas
Eagle Materials
Titan Cement

10 10
TXI’s return on invested capital has also been among
the lowest in its industry
Source: Capital IQ for the quarter ended 8/31/09.  ROIC is net operating profit after taxes divided by average invested capital.
We believe the Company’s low relative ROIC demonstrates poor capital allocation decisions
5-Year Average Return on Invested Capital LTM Return on Invested Capital
0% 2% 4% 6% 8% 10%
Mitsubishi Materials
Texas Industries
Vulcan Materials
Cementos Portland Valderrivas
CEMEX
Eagle Materials
Italcementi
HeidelbergCement
Holcim
CRH
Titan Cement
Lafarge
Martin Marietta Materials
Buzzi Unicem
0% 5% 10% 15% 20%
Mitsubishi Materials
Lafarge
Texas Industries
HeidelbergCement
Holcim
CEMEX
Italcementi
CRH
Cementos Portland Valderrivas
Vulcan Materials
Martin Marietta Materials
Buzzi Unicem
Titan Cement
Eagle Materials

11 Lack of Effective Board Oversight 11

12 12
Better board oversight over capital allocation is required
(1)
TXI FY 2009 10-K.
(2)
SAVF estimates. Hunter expansion has not been completed so no additional production has come on line. Oro
Grande plant is “not profitable” according to TXI CFO Ken Allen in the Company’s Q1’10 conference call.
Source: SEC filings, TXI earnings conference call transcripts.
$427 million spent on Oro Grande expansion (2005-2008)
+
$0 in profit
(2)
$55 million of capitalized interest (2005-2009)
+
Board has authorized management to spend $776 million on expansion projects that have yielded no profit
$294 million spent on suspended Hunter expansion (2007-2009)
(1)

13 13
•
TXI misjudged declining cement demand in its markets and was slow to change course in response to the construction downturn
•
While competitors conserved capital to preserve balance sheet flexibility, TXI incurred substantial leverage and expended significant cash on ill-timed expansion projects, some of which are uncompleted and have been indefinitely suspended
•
TXI has been slow to right-size its cost structure to match demand
TXI board and management misjudged the market
Delayed reaction to a severe market downturn demonstrates poor business management and a lack of effective management oversight

14
Management has repeatedly failed to achieve publicly-stated objectives:

Source: TXI earnings conference call transcripts, SEC filings, and Capital IQ.
(1)SAVF
TXI has a history of over-promising and under-delivering
Issue
Announced
Management
Target Reality Underperformance
Oro Grande budget $350 million $427 million $77 million (22%)
Oro Grande EBIT $60 million $0 $60 million (100%)
Company EBIT
margins 20% 5.2% (LTM) $113 million (74%)
Company EBITDA
potential $383 million $109 million $274 million (72%)
(1)
calculation based on applying 20% margin to TXI revenue LTM as of quarter ended 8/31/09.

On the Oro Grande, California expansion
•
Management Claim: “In California, we are in the process of replacing 1.3 million tons of older, inefficient cement capacity with 2.3 million tons of highly efficient annual production… expect the incremental EBIT to be at least $60 million or in terms of EBITDA, $75
million.”
– Mel Brekhus
(CEO), TXI Q3’08 Earnings Call (3/27/08)
•
Reality: “ will recall that we have said many times that we expect the new plant to have an incremental EBIT benefit of about $60 million annually if market conditions remain stable. That benefit assumed that we would be able to sell roughly the full capacity of the plant at EBIT margins of around 30%. With the softer market in California, today's increased energy costs, and the chance of lower cement prices and production, we believe it will take us longer to reach the EBIT benefit than we originally
planned.”
– Mel Brekhus (CEO), TXI Q4’08 Earnings
Call (7/10/08)

Source: TXI earnings conference call transcripts.
TXI has a history of over-promising and under-delivering
We
,
You

On the Hunter, Texas expansion
•
Analyst Question: “And the second question was, obviously the risk here is with Texas slowing, you bring new capacity on stream in 12 months or 18 months time, there's a risk that we could have a rerun of what's happened here in
California.”
– Mike
Betts, JP Morgan Analyst, TXI Q1’09 Earnings Call (9/25/08)
•
Management Claim: “The answer is that at current demand levels, Texas is consuming about 17.5 million tons of cement per year. It can produce about 12 million. We're going to come on line with our 1.4 million and CEMEX is going to come on with another million. So that makes it about 14.5 million, which means that if demand is flat, we're going to need to bring in 3 million tons of cement in the calendar year
2009.”
– Mel Brekhus (CEO), TXI Q1’09 Earnings Call (9/25/08)
•
“ “Finally, we have recently decided to delay the expansion of our
Central Texas cement plant beginning in our fourth quarter. We do not believe the market will require additional cement during the near term or afford us incremental earnings from that additional production…So whereas demand may have been 17 million tons last year, it is going to be more likely in the 13 to 14 million tons this year in Texas.” – Mel Brekhus (CEO), TXI Q2’09 Earnings Call (1/08/09)

Source: TXI earnings conference call transcripts.
TXI has a history of over-promising and under-delivering
”
Reality:

On Margin Improvements
•
Management Claim: “… had previously set a goal for something over 20% in terms of EBIT margins and with what's happened,
particularly in energy price spikes and softness out in California, we haven't changed our goal at all. When you look at overall margins and
EBIT for cement businesses and for aggregate businesses and ready mix businesses and you put them together, our long-term -- not even our long-term goal but just our goal of reaching an EBIT margin of something greater than 20% still fits. – Richard Fowler (Fmr. CFO),
TXI Q4’08 Earnings Call (07/10/08)
•
Reality: TXI’s EBIT margins have remained well below 20% since this goal was reiterated

FY 2006 FY 2007 FY 2008 FY 2009 Q1'10
TXI EBIT Margin 9.4% 13.5% 9.6% 4.9% 7.5%
Source: TXI earnings conference call transcripts and Capital IQ.
TXI has a history of over-promising and under-delivering
we
”

18 18
(1)
Total cash compensation equals sum of salary, bonus and LTIP payout. Top 5 officers as per TXI proxy filings in each fiscal year.
(2)
ROIC as per Capital IQ.
(3)
See p.7 for explanation of return calculations and sources.
Pay not proportionate to performance – TXI should
improve its compensation practices
•
From 2003 to 2008, the company’s average
ROIC was 3.9%
(2)
, significantly below its
current cost of capital
•
Over the same time period, management’s
annual cash compensation grew at a CAGR of
25%
•
TXI should improve its compensation policies to
better align pay with performance
•
Short-term and long-term cash incentives are
based on return on equity (ROE) targets
Using ROE may reward management for
inappropriately increasing financial
leverage without necessarily improving
operating performance
TXI’s ROE objectives are set relative to
the total U.S. manufacturing industry,
not the construction materials industry,
so in our view they are not an
appropriate measure of how TXI
performs against relevant peers

19 19
TXI uses ROE in setting cash incentives
Other metrics should be used, such as ROIC,
given the capital intensive nature of the
business
Calculation methodology for calculating cash
incentives is not transparently defined
Disclosure should clearly define required
performance vs. selected metric and payout
levels at threshold, target and maximum
payouts
Annual bonus cash incentive payments are
uncapped
Annual bonus potential should be capped to
ensure proper risk vs. reward balance
Equity incentives have time-based vesting
Equity incentives should be performance
based with vesting tied to appropriate multi-
year performance goals
No holding period required for equity
incentives post-vesting
Should require holding a meaningful portion
of equity incentives for 2 to 3 years post
vesting
No clawback
Clawback should be implemented to recapture
incentive awards which were improperly
awarded due to executive misconduct or
fraud
TXI’s compensation policies are flawed
Current practice Recommended practice

20 TXI’s Record of Poor Shareholder Communication 20

21 21
TXI’s communication with the Street shows contempt
for shareholders
• Meryl Witmer (Eagle Capital Partners): “And then just on the request by a 15% shareholder for a
Board seat and also his request to increase his share holdings…I'm just curious about your rationale for not offering him a Board seat. I think you owe us more of an explanation than one sentence in an 8-K.
• Mel Brekhus (CEO):
“No, Meryl, I disagree. And our statement in our 8-K speaks for itself.”
•
Meryl Witmer: “What do you disagree with? That you owe us more of a statement?”
•
Mel Brekhus: “That's correct.”
• Meryl Witmer: “That it’s just not in the interest of shareholders, but no rational logical explanation about that?” – Meryl Witmer, Eagle Capital Partners
• Mel Brekhus:
“You have the explanation in front of you, maybe, if you don't, we can send you the 8-K. But that's the only comment I'm going to make about that on this teleconference call.”
– TXI Q1’09 Earnings Call (9/25/08)
The “explanation in front of” shareholders?
• “In response to the request of Mr. Nassef Sawiris disclosed in the Schedule 13D/A filed by NNS
Holding with the Securities and Exchange Commission on September 15, 2008, Texas Industries,
Inc. has communicated to him that its Board of Directors has considered his request and does not believe it to be in the best long-term interest of all shareholders.“ – TXI Form 8-K (9/25/08)
Source: SEC filings, TXI earnings conference call transcripts.  Emphasis added.
”

Is the board listening to the shareholders?
Proxy Year Mel G.  Brekhus David S. Coats Thomas R. Ransdell Robert D. Rogers
2008 Not up for election 49% 49% Not up for election
2007 24% Not up for election Not up for election 25%
% Votes withheld
(1)
Eugenio R. Clariond is not shown as he was appointed without a shareholder vote on January 15, 2009, after the 2008 annual meeting, to replace Robert Alpert, a Company-nominated incumbent who was scheduled to retire at the 2008 Annual Meeting after 33 years on the board.
The board has never explained or responded to high withhold votes at the 2007 and 2008 annual meetings
(1)

Poor communication regarding TXI director elections
•
In the 2008 director election, the board circumvented the normal shareholder election process by not including on its slate a director nominee to replace an incumbent director who the board publicly announced in its proxy statement for the 2008 Annual was retiring.  Instead, the board waited until months after the 2008 director election to handpick a former TXI director as the replacement director without a shareholder vote
•
TXI has never addressed or explained:
The high withhold votes from the 2007 and 2008 director elections
Why the board circumvented the normal director election process by not including Eugenio Clariond on its slate for the 2008 Annual Meeting

Is the board of directors dominated by Robert Rogers?
•
Robert D. Rogers has been a director of TXI for 40 years, following his father who was a director for 46 years
•
Almost all of TXI’s current directors have outside relationships with Mr. Rogers that are unrelated to TXI
•
At a recent meeting with Shamrock representatives, Mr. Rogers acted as if he called all the shots at TXI:
He suggested that even if our nominees are elected to the board, the holdover incumbent directors would not cooperate with them and would instead seek to isolate and marginalize them
When asked why the Governance Committee refused to meet with us or any of our nominees, Mr. Rogers suggested (despite not even being a member of the Governance Committee) there was no point because our nominees lacked independence – apparently because they were
nominated by a shareholder, and were not selected by Mr. Rogers or his fellow incumbent directors

25 Shamrock Nominees (Election of Directors - Proposal 1) 25

26
•
Our highly qualified nominees collectively have extensive experience in (i) finance and capital markets (including capital allocation matters), (ii) cement operations and
(iii) corporate governance matters — all areas in which we believe Texas Industries needs substantial improvement
Marjorie L. Bowen is a former Managing Director of Houlihan Lokey Howard &
Zukin
Dennis A. Johnson, CFA is portfolio manager of the Shamrock Activist Value
Fund and a member of the Securities and Exchange Commission Investor
Advisory Committee
Gary L. Pechota is President and CEO of DT-Trak Consulting, Inc. and former
President and CEO of Giant Cement Holding, Inc
•
Detailed information regarding the background and qualifications of our three nominees is in Annex A of this presentation

Shamrock’s nominees are qualified to address key
concerns

27
Make operational improvements
•
Our nominees will seek improvements to returns on invested capital (ROIC) and operating margins
Promote appropriate management oversight and accountability
•
Our nominees will call for strict management accountability and appropriate linkage of management pay to performance
Review strategic alternatives
•
Our nominees will encourage the board to:
Perform a comprehensive strategic review
Carefully consider all capital allocation decisions
Recommend corporate governance improvements
•
Annual elections for all directors
•
Majority voting standard in uncontested director elections
•
Require shareholder approval of any “poison pill”
•
Eliminate all supermajority shareholder voting provisions from certificate of incorporation and bylaws
•
Provide shareholders the right to call special meetings and act by written consent
•
Annual shareholder advisory vote on compensation

Shamrock’s nominees will seek to:

28 Shamrock Shareholder Proposals (1) 28 (1) The full text of the three Shamrock proposals is in Annex B of this presentation.

29 29
Classified board Annual elections for all directors
Plurality voting in director elections
Majority vote in all uncontested director
elections
“Poison pills” implemented by board
without shareholder approval
“Poison pills” submitted to shareholders
for approval
Supermajority shareholder voting
standards
Simple majority voting on all
shareholder matters
Shareholders cannot call a special
meeting or act by written consent
Shareholders should have the right to
call special meetings and act by written
consent
No shareholder “say on pay”
Annual shareholder advisory vote on
compensation
Current policy SAVF Recommendation
TXI has a number of shareholder-unfriendly corporate
governance policies
Our three shareholder proposals allow shareholders to tell the board they want corporate governance improvements

TXI should make appropriate corporate governance
improvements
•
Our three proposals request that the board of directors:
Declassify the board and require all directors to be accountable to the shareholders annually by standing for election every year (Proposal 3 -
Board Declassification Resolution)
Institute majority voting in uncontested director elections and require that any incumbent who does not receive a majority of the votes cast on his or her election resign from the board, effective immediately
(Proposal 4 - Majority Voting Resolution)
Obtain shareholder approval of all “poison pill” rights plans (Proposal 5
- Shareholder Vote on Poison Pills Resolution)
•
We believe the financial performance of Texas Industries is impacted by its corporate governance policies and the level of accountability of the board of directors and management to its shareholders
TXI’s opposition to our three proposals demonstrates the incumbent board endorses poor corporate governance policies.
Whose interests are they protecting?

31 Board Declassification Resolution (Proposal 3) 31

Board Declassification Resolution (Proposal 3)
•
TXI’s classified board currently provides directors with three-year terms, meaning an individual director is only accountable to shareholders every third year
•
We believe the right to hold directors accountable through annual elections is a fundamental shareholder right and a touchstone of corporate democracy
•
Directors should stand on their individual records each and every year
•
TXI shareholders cannot act by written consent, cannot call shareholder meetings, and cannot remove directors without cause. Therefore, director elections are the only way shareholders can hold TXI directors accountable
•
Shamrock’s three nominees have agreed that if they are elected to the board of directors, they will forego the second and third years of their unexpired terms and voluntarily stand for election at the 2010
Annual Meeting of Shareholders, if the board of directors is declassified and all other incumbent directors also commit to annual director elections commencing with the 2010 Annual Meeting

33 Majority Voting Resolution (Proposal 4) 33

•
We believe plurality voting in the election of directors is a fundamentally flawed system, does not promote true corporate democracy, and allows unpopular incumbents who receive even one vote to be re-elected
•
TXI’s plurality voting standard ensures that TXI’s nominees are automatically elected to the board in any uncontested election, regardless of performance
•
By contrast, a majority voting standard in uncontested elections means a candidate cannot be elected or remain in office unless the holders of a majority of the votes cast believe the nominee has done (or in the case of a new nominee, will do) a good job representing the shareholders’ interests
•
Majority voting, coupled with a requirement that incumbents who do not get a majority vote must resign effective immediately, is an important corporate governance feature that promotes director accountability
•
We also believe that majority voting in uncontested elections augments the director accountability we believe would result if Texas Industries’ board were declassified and annual director elections were implemented, as requested in our Board Declassification Resolution
(Proposal 3)
Majority Voting Resolution (Proposal 4)

35 Shareholder Vote on Poison Pills Resolution (Proposal 5) 35

Shareholder Vote on Poison Pills Resolution (Proposal 5)
•
TXI’s board has adopted three successive 10-year shareholder rights plans (“poison pills”) without shareholder approval:
first poison pill unilaterally adopted in 1986
second poison pill unilaterally adopted in 1996
third poison pill unilaterally adopted on October 17, 2006
•
We believe the shareholders should have the right to decide whether a poison pill benefits them
•
We believe poison pills should not be adopted or maintained without shareholder approval, except in rare circumstances
•
Statutory protections (such as Section 203 of the Delaware General Corporation Law, which TXI has not opted out of) already provide significant protections from hostile advances
•
No Vote = No Transparency. Because the board unilaterally adopted each of these poison pills, it did not clearly and transparently explain to shareholders the necessity of a poison pill or how it enhances shareholder value

37 Annexes and Additional Information 37

•
: Ms. Bowen worked at Houlihan Lokey Howard & Zukin from May 1989 until
January 2008, where she was a Managing Director, the National Director of the firm’s fairness opinion practice, and was one of five members of the firm’s Financial Advisory Services
Committee, which is responsible for managing the firm’s Financial Advisory Services practice.
During her tenure at Houlihan Lokey, Ms. Bowen advised corporations, directors and other fiduciaries on a broad range of corporate finance transactions and other matters, including, among other things, evaluating strategic alternatives, strategies for maximizing shareholder value, debt and equity reorganizations, asset sales, financings, corporate governance matters, and mergers and acquisitions transactions.  Since July 2009, Ms. Bowen has served as an independent director for Euramax International, Inc., an international producer of aluminum, steel, vinyl, copper and fiberglass products for original equipment manufacturers, distributors, contractors and home centers in North America and Western Europe. Since October 2008, Ms. Bowen has served as an independent director for Vertis, Inc., a provider of targeted print advertising and direct marketing solutions to retail and consumer services companies. Since April 2008, Ms. Bowen has served as an independent director and the Chair of the Audit Committee of Global Aviation Holdings, Inc.,
the parent company of World Airways, Inc. and North American Airlines, Inc., both U.S.-
certificated air carriers providing transportation services for the U.S. military, major international passenger and cargo carriers, international freight forwarders and international leisure tour operators. Ms. Bowen graduated with a B.A., cum laude, from Colgate University in 1987, and obtained her M.B.A, with a concentration in finance, from the University of Chicago in 1989.
Annex A: Shamrock’s Nominees (page 1 of 3)
Marjorie L. Bowen

•
: Since July 2008, Mr. Johnson has served as a Managing Director of
Shamrock Capital Advisors, Inc. (“SCA”), the investment advisor for the Shamrock Activist Value
Fund, a Vice President of Shamrock Partners Activist Value Fund, L.L.C., and the portfolio manager of the Shamrock Activist Value Fund, where he has primary responsibility for portfolio investment decisions for the Shamrock Activist Value Fund.  Prior to joining SCA, Mr. Johnson was the Senior Portfolio Manager in charge of all global corporate governance activities for the
California Public Employees’ Retirement System (CalPERS) from September 2005 until July 2008.
Prior to joining CalPERS, Mr. Johnson was a Managing Director of Citigroup Global Markets, Inc.
from April 1994 until May 2005. Mr. Johnson served as the Chair of the Board of Directors of the
Council of Institutional Investors from April 2008 until July 2008.  Mr. Johnson was a member of the Board of Directors for the National Association of Corporate Directors (NACD), Northern
California Chapter, from September 2006 to July 2008, and was a member of NACD’s “Blue
Ribbon Commission” on Board of Directors and Shareholder Communications. Mr. Johnson also has testified before the U.S. Congress on various investor and corporate governance subjects.  Mr.
Johnson currently is a member of the SEC Investor Advisory Committee and is a member of the
Board of Directors of Mattel Children’s Hospital at UCLA.  Mr. Johnson received his B.A. in
Economics from the Virginia Military Institute in 1981, his M.S. in Finance from the Virginia
Commonwealth University in 1985, and is a Chartered Financial Analyst (CFA) Charterholder.
Annex A: Shamrock’s Nominees (page 2 of 3)
Dennis A. Johnson, CFA

•
Gary L.
Pechota:
Since December 2007, Mr. Pechota has served as President and CEO of DT-Trak Consulting, Inc., a medical coding, billing and data entry services company. From May 2005 until December 2007, Mr. Pechota was a private investor. Mr. Pechota was the Chief of Staff of the National Indian Gaming Commission from August 2003 until April 2005, responsible for, among other things, coordinating the activities of the Administrative, Audit,
Enforcement and Management Contract Divisions of the Commission and presenting their views to the Chairman of the Commission. Mr. Pechota served as President of Giant Group Ltd.’s cement operations (Keystone Cement
Company from May 1992 until September 1994 and Giant Cement Company from January 1993 until September
1994). Mr. Pechota joined Giant Group Ltd.’s cement operations in mid-1992 as its cement operations were approaching insolvency, successfully led the restructuring of its cement operations, and completed a $140 million
IPO of its cement operations in September 1994. Mr. Pechota served as the Chairman of Giant Cement Holding, Inc.
from September 1994 until November 1999, and served as its President and CEO from September 1994 until
December 2001. In 1999, Forbes magazine recognized Giant Cement Holding, Inc. as one of Forbes’ Best Small
Companies, based on its most recent annual and five year financial performance, including sales and profit growth, return on equity and stock performance. In 1999, Mr. Pechota planned and executed the sale of Giant Cement
Holding, Inc. to Cementos Portland for $343 million. Mr. Pechota also was the President and CEO of Dacotah Cement from January 1983 until May 1992, the Vice President of Finance for Madera Pacific, Inc. from April 1981 until
January 1983, and was an Audit Supervisor with the Ernst and Whinney accounting firm from May 1975 until April
1981. Mr. Pechota is a former Chairman and member of the Finance Committee of the Portland Cement Association,
currently serves as a director and the member of the Audit Committee of Insteel Industries, Inc. (Nasdaq: IIIN), one
of the largest manufacturers of steel wire reinforcing products for concrete construction applications, and is a director and a member of the Audit Committee of Black Hills Corporation (NYSE: BKH), an energy company operating in utilities and non-regulated energy. Mr. Pechota was formerly a member of the Compensation Committee of Black Hills Corp. from May 2007 until May 2009. Mr. Pechota received his B.S. in Business and Social Science from Black Hills State University in 1971, received his M.B.A. with an emphasis in Business-Finance from the
Stanford University Graduate School of Business in 1974, and is a Certified Public Accountant (currently inactive).
Annex A: Shamrock’s Nominees (page 3 of 3)

The Board Declassification Resolution (Proposal 3):
•
“RESOLVED, that the shareholders of Texas Industries, Inc. (the “Company”) hereby request that the Board of Directors take all necessary actions to amend the Company’s bylaws to declassify the Board of Directors and promptly institute annual elections of all directors.”
The Majority Voting Resolution (Proposal 4):
•
“RESOLVED, that the shareholders of the Company hereby request that the Board of
Directors amend the Company’s bylaws and take all other necessary steps to provide that, in each uncontested election for the Board of Directors, each director shall be elected by a majority of the votes cast with respect to that director, and further that any incumbent director who fails to receive such a majority vote in favor of their re-election in an uncontested election shall be required to resign from the Board of Directors, effective immediately. A ‘contested election’ for these purposes means any election of directors in which the number of candidates standing for election exceeds the number of seats on the
Board of Directors to be filled through the election.”
Annex B: Text of Shamrock’s Proposals (page 1 of 2)

The Shareholder Vote on Poison Pills Resolution (Proposal 5):
•
“RESOLVED, that the shareholders of the Company hereby request that the Board of
Directors take all necessary action (a) to submit the Company’s rights agreement (the
“Rights Agreement”), dated as of November 1, 2006, between the Company and Mellon
Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), to a vote of the
Company’s shareholders no later than the 2010 Annual Meeting of Shareholders and, (b) if the holders of at least a majority of the outstanding voting stock do not affirmatively vote to ratify the Rights Agreement at such meeting, to promptly redeem all outstanding preferred stock purchase rights issued under the Rights Agreement and terminate the
Rights Agreement, and not thereafter adopt or extend any rights agreement or similar plan unless such adoption or extension is approved by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company within no more than twelve months after the date of such adoption or extension.”
Annex B: Text of Shamrock’s Proposals (page 2 of 2)

43
Annex C: About Shamrock Capital Advisors, Inc.
•
Shamrock Capital Advisors, Inc. (“SCA”) is the manager of Shamrock
Activist Value Fund, L.P. and its parallel fund, Shamrock Activist Value Fund
IV, L.P., (collectively the “Shamrock Activist Value Fund”, or “SAVF”).  SCA
is a subsidiary of Shamrock Holdings, Inc.
•
SCA manages funds with 5 distinct strategies with total capital under management of $1.5 billion
•
The Shamrock Activist Value Fund holds 2.8 million shares of TXI, representing approximately 10.2% of the outstanding TXI common stock
•
The Shamrock Activist Value Fund combines a deep value focus with shareholder activism
•
The Shamrock Activist Value Fund has $810 million in committed capital from major public pension funds and the Roy E. Disney family

44 44
The Shamrock Activist Value Fund, L.P. has filed its definitive proxy materials for the 2009 Annual Meeting of Texas Industries Shareholders with the
Securities and Exchange Commission (the “SEC”).  Copies of all proxy materials
Shamrock Activist Value Fund, L.P. files with the SEC are available without charge at the SEC’s website at www.sec.gov and its definitive proxy materials also may be obtained without charge at http://www.shamrock-txiproxy.com.
Information regarding why Shamrock Activist Value Fund, L.P. believes Texas
Industries shareholders should vote the WHITE proxy card “FOR” its three director nominees and “FOR” its three shareholder proposals is contained in
Shamrock Activist Value Fund, L.P.’s definitive proxy statement.
Shamrock Activist Value Fund, L.P. urges you to vote the WHITE proxy card
“FOR” its three highly-qualified nominees and “FOR” its three shareholder resolutions. Please discard and do not return any proxy card that may be sent to you by or on behalf of Texas Industries.  If you have already voted a proxy card solicited by Texas Industries, you have every right to change your vote by voting using the WHITE proxy card.
Shareholders who need assistance voting their shares may contact MacKenzie
Partners, Inc., Shamrock Activist Value Fund, L.P.’s proxy solicitor by calling
(800) 322-2885 or e-mailing to savf-txi@mackenziepartners.com.